Exhibit 99.1

GCP Board of Directors Issues Open Letter to Shareholders

Announces Comprehensive Review of Strategic, Financial and Operational Opportunities

CAMBRIDGE, Mass., February 27, 2019 – The Board of Directors of GCP Applied Technologies Inc. (NYSE: GCP), a leading global provider of construction products technologies, today issued an open letter to GCP shareholders regarding the actions it is taking to enhance shareholder value. The full text of the letter follows:

Dear Fellow Shareholders:

GCP’s Board and management team are committed to moving GCP forward with a clear priority – delivering value for you, our shareholders. Since our separation from W.R. Grace & Co., we have taken decisive steps to make our business more efficient, while investing in VERIFI® and other available growth opportunities. We have continuously evaluated our portfolio from a value perspective, as evidenced by our track record of prudent acquisitions and our divestiture of Darex at a substantial premium.

We value engaging in transparent communication with our shareholders. We have been candid about our opportunities and challenges, as well as the shifting competitive and M&A landscapes.

As GCP reports its fourth quarter and year-end results for 2018, we wanted to provide you with an update on our progress with respect to positioning GCP for success, outline our strategic direction and opportunities, and discuss the comprehensive review of alternatives that the Board of Directors is undertaking.

Our Progress Report

Today, GCP is a global provider of construction products technologies that include concrete admixtures and cement additives, the VERIFI® in-transit concrete data management system, high performance waterproofing products and other specialty products. Our businesses operate in the commercial, residential and infrastructure segments of the growing global construction market, and our products often represent a critical component of our customers’ end-products or projects. Since GCP became an independent public company in 2016, GCP’s Board and management team have taken the following specific steps to enhance the business and our value proposition for shareholders:

•	Invested in and successfully commercialized our breakthrough high-margin VERIFI® technology in GCP’s largest business segment, concrete admixtures;

•	Substantially completed two major cost restructuring programs which are expected to deliver over $50 million of total cost savings from 2017 through 2019;

•	Divested GCP’s noncore packaging assets for approximately $1.1 billion, representing approximately 15x EBITDA;

•	Completed and successfully integrated six bolt-on acquisitions, which contributed over $80 million of new revenue and solid earnings accretion in 2018; and

•	Strengthened GCP’s balance sheet by reducing debt by nearly $450 million and interest expense by approximately $45 million per year.

These actions have strengthened and focused GCP as a leader in high value segments of the growing global construction market. We are continuing to grow and improve our business through focused R&D and product commercialization, as well as investments in value-added sensor and data technologies. However, our work is far from done.

Why We are Conducting a Comprehensive Review

The Board and management team are evaluating and exploring the best paths forward for delivering value for our shareholders. Our views are informed by our insights into the competitive landscape, as well as the challenges and opportunities the business is facing.

We will evaluate all strategic, financial and operational alternatives, which may include the sale of GCP, a strategic business combination, the continued execution of our business plan (as well as potential enhancements to the business), or some combination of these, all with a view to maximizing value for our shareholders. Our review will be performed with the assistance of our independent financial advisor, Evercore. We look forward to input from our shareholders during this process.

We intend to be thorough and diligent in evaluating the relative benefits of various alternatives and completing our review in a timely and orderly manner. We do not expect to make further public comments regarding these matters unless and until the Board has approved a specific course of action or otherwise determined that further disclosure is necessary or appropriate. This is just the beginning of the process – and there can be no assurance that this process will result in GCP completing any specific action or transaction.

Business Execution and Enhancements

Whatever path we pursue, we will continue to focus on execution and the performance of our business. Today, we announced a restructuring plan that is focused on GCP’s global supply chain strategy, processes and execution, including our manufacturing, purchasing, logistics, and warehousing operations. An independent expert consulting firm has been assisting us in this review of our supply chain. The plan also addresses our service delivery model primarily in North America to streamline our pursuit of combined admixture and VERIFI® opportunities.

This restructuring plan is the next step in our cost improvement effort to reduce GCP’s complexity and create a more focused, efficient and effective organization. We began the cost improvement effort in 2017 with the sale of Darex and since then have restructured and repositioned our Specialty Construction Chemicals business by exiting low profit geographies to improve our earnings. Our 2019 plan is expected to deliver an additional approximately $25 million in total annualized cost savings, bringing total expected annualized cost savings from our three restructuring programs to approximately $80 million in 2020. Furthermore, the Company will continue to look for additional efficiencies and ways to improve our operational performance.

As we continue to enhance the business and explore strategic alternatives, we expect to augment our Board with additional independent expertise. Our independent Board is comprised of value creators with significant operational and M&A experience and a strong mix of knowledge, skills and industry expertise. We have made refreshment a priority, with two independent directors appointed in the last two years, and will continue that process. Again, we are open to shareholder feedback as we continue to refresh our Board.

Starboard Value’s Recent Position and Nominations

On August 9, 2018, Starboard Value (“Starboard”) began accumulating a position in GCP and has recently informed us of its beneficial ownership of approximately 4.6% of GCP’s outstanding shares as of February 26, 2019. Starboard has also provided notice to us that it intends to nominate five director candidates to stand for election at our 2019 Annual Meeting of Shareholders. We informed Starboard that our Nominating and Governance Committee will evaluate its nominees, along with our existing directors and other candidates identified by our independent search firm and other shareholders, as part of our Board’s continuing refreshment process. We have also met with Starboard and will continue to have discussions with them as part of this refreshment process.

Our Commitment

GCP’s Board and management team are committed to continuing our dialogue with shareholders, as we greatly value your input, and we are focused on delivering shareholder value.

Sincerely,

The GCP Board of Directors

Advisors

Evercore is serving as GCP’s financial advisor and Wachtell, Lipton, Rosen & Katz is serving as legal advisor.

ABOUT GCP APPLIED TECHNOLOGIES

GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

Additional Information

GCP intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). GCP SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by GCP with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

GCP, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from GCP’s shareholders in connection with the matters to be considered at the 2019 Annual Meeting. Information regarding the ownership of GCP’s directors and executive officers in GCP stock is included in their SEC filings on Forms 3, 4 and 5, which can be found through the SEC’s website at www.sec.gov. Information can also be found in GCP’s other SEC filings. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statements Regarding Forward-Looking Information

This release contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about the review of strategic alternatives and statements about the expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, GCP is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; and the handling of hazardous materials and the costs of compliance with environmental regulation. These and other factors are identified and described in more detail in filings made by GCP with the Securities and Exchange Commission, including Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on GCP’s forward-looking statements, which speak only as the date thereof. GCP is under no obligation to, and expressly disclaims any such obligation to, update or alter forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Joseph DeCristofaro

T +1 617.498.2616

investors@gcpat.com

or

Matthew Sherman / Andrew Squire

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449